Exhibit 99.1

Contact:	Dollar Mutual Bancorp – James J. McQuade, President and CEO, 412-261-4900
Standard AVB Financial Corp. – Andrew W. Hasley, President and CEO, 412-781-0320

Dollar Mutual Bancorp and Standard AVB Financial Corp. Announce Receipt of Regulatory Approvals and Expected Closing Date for Acquisition

PITTSBURGH, PA and MONROEVILLE, PA, May 6, 2021 – Dollar Mutual Bancorp (“Dollar”) and Standard AVB Financial Corp. (Nasdaq: STND) (“Standard”) jointly announced that the parties have received all the regulatory approvals necessary to complete the merger of Standard into Dollar. The Standard stockholders approved the merger at a special meeting of stockholders held on January 19, 2021. The parties expect that their proposed merger transaction will be completed after market hours on May 28, 2021. Dollar is the mutual holding company for Dollar Bank, Federal Savings Bank. Standard is the stock holding company of Standard Bank, PaSB, a Pennsylvania chartered savings bank. In connection with the merger of Standard into Dollar, Standard Bank will convert to a federal savings bank. Dollar Bank and Standard Bank will continue to operate as separate financial institutions with Dollar as the holding company for each institution.

About Dollar Mutual Bancorp

Headquartered in Pittsburgh, Pennsylvania, Dollar Mutual Bancorp, with total assets of $10.3 billion dollars at March 31, 2021, is the mutual holding company of Dollar Bank, Federal Savings Bank. Today, Dollar Bank operates 81 locations throughout Pennsylvania, Ohio and Virginia and has over 1,400 employees. For more than 166 years, Dollar Bank has grown to become a large, full service, community bank committed to providing the highest quality of banking services to individuals and businesses.  Dollar Bank (Dollar.Bank) is headquartered in Pittsburgh, Pennsylvania.

About Standard AVB Financial Corp.

Standard AVB Financial Corp., with total assets of $1.1 billion at March 31, 2021, is the parent company of Standard Bank, PaSB which operates 17 offices serving individuals and small to mid-sized businesses in Allegheny, Westmoreland and Bedford Counties, in Pennsylvania and Allegany County in Maryland. Standard Bank, founded in 1913, is a member of the FDIC and an Equal Housing Lender.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include the ability to meet closing conditions to the merger on the expected terms and schedule, delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Standard, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Standard and Dollar are engaged, changes in the securities markets and other risks and uncertainties. In addition, the COVID-19 pandemic is having an adverse impact on Standard and other financial institutions, their customers and the communities they serve. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the business of Standard, Dollar and other financial institutions. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened or remain reopened.

Further information about these and other relevant factors, risks and uncertainties may be found in Standard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in subsequent filings with the Securities and Exchange Commission. Standard does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.